UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 1, 2012 (January 24, 2012)

Competitive Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8696	36-2664428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(203) 368-6044

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On January 24, 2012, Competitive Technologies, Inc. (“CTTC”) entered into a Settlement Agreement with former Chairman and CEO John B. Nano, pursuant to which CTTC released from escrow $750,000, an amount deposited following Mr. Nano’s application for a prejudgment remedy on his arbitration demand originally filed in September 2010.  CTTC will pay an additional $25,000 in statutory interest on the escrowed amount.

The settlement agreement also includes mutual general releases and mutual non-disparagement clauses, with clauses for costs and expenses of any litigation, including reasonable attorney’s fees.  CTTC’s payments to Mr. Nano will be completed by January 30, 2012.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed herewith:

No.

Description

10.1

Settlement Agreement between Competitive Technologies, Inc. and John B. Nano Dated January 24, 2012.  *Confidential Information in this exhibit marked “[Confidential Information Omitted]*” has been omitted pursuant to a confidential treatment request, and has been submitted separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

(Registrant)

Dated: February 1, 2012

By:  \s\ Johnnie D. Johnson

Johnnie D. Johnson

Chief Executive Officer